UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2014

Vycor Medical, Inc.

(Exact name of registrant)

Delaware	333-149782	20-3369218
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6401 Congress Avenue, Suite 140

Boca Raton, FL 33487

(Address of principal executive offices and zip code)

561-558-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Please see Item 3.03, below.

Item 2.02. Results of Operations and Financial Conditions

The information in this report and the exhibit attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

On May 15, 2014, we issued a press release regarding our financial results for the three months ended March 31, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

We make reference to non-GAAP financial information in the press release. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release. Specifically, among other non-GAAP financial measures, we have provided non-GAAP operating loss, non-GAAP net comprehensive loss and non-GAAP loss per share measures that exclude non-cash amortization of acquired intangible assets, non-cash stock-based, one-time Offering costs and the change in value of derivative warrant liability.

We believe that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of our ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures in the attached press release.

Item 3.03 Material Modification to Rights of Security Holders.

During April and May 2014, the Company requested waivers of certain anti-dilution provisions of the Stock Purchase Agreement and Series A Warrant Agreements (“Waivers”) which were executed with investors in the Company’s $5,000,000 private placement offering which was completed on April 25, 2014.  Under the terms of the Waivers, the investors agreed to waive their anti-dilution rights (which arose in the event the Company sold securities at a price below $2.05 within one year of the date that the initial Registration Statement has been declared effective by the SEC) in consideration of the Company’s agreement not to sell any securities for cash at a price below $2.05 within such one-year period.  The Waivers become effective as to all the Common Stock issued in the offering once the Company receives the agreement of the holders of eighty percent (80%) of the Common Stock issued in the offering and the holders of eighty percent (80%) of the Common Stock issued in each closing.  As of May 15, 2014, the Company had received waivers from the holders of 93.9 percent of the shares issued in the offering and over 80 percent for each closing, and so the Waivers have been declared effective on 100 percent of the Common Stock issued in the Offering. The Company is continuing to seek Waivers from the remaining investors for their Common Stock and Series A Warrants. Waivers have also been received in respect of the Placement Agent Warrants and Series A Warrants held by Fountainhead Capital Management Limited.

As stated in Note 2 (Warrant Derivative Liability) and Note 8 of the Company’s financial statements included in its Form 10-Q Quarterly Report for the period ended March 31, 2014, because the Warrants carry certain anti-dilution protection for the holders, the Company had recorded the Series A Warrants and Placement Agent Warrants as a liability, in accordance with the guidance contained in ASC 815-40-15-7D. Following the declaration of effectiveness of the Waivers, the Company will no longer be required to record any derivative liability on account of the Series A Warrants and Placement Agent warrants, with respect of the actual number of Warrants for which the Waivers have been executed.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1

Form of Amendment and Waiver Agreement with Investors

Exhibit 10.2

Form of Amendment and Waiver Agreement with Placement Agent

Exhibit 99.1.

Vycor Medical, Inc. Press Release dated May 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

By:	/s/ Peter Zachariou
Name:	Peter Zachariou
Title:	Chief Executive Officer

Dated:  May 19, 2014